UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2013 (August 29, 2013)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

PPD Global Labs Office Building and Lab Facility

On August 30, 2013, following the completion of its due diligence review of the PPD Global Labs office building and lab facility located in Highland Heights, Kentucky, American Realty Capital Global Trust, Inc. (the “Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the properties on that same date. Pursuant to the terms of the sale and purchase agreement dated August 24, 2013, which was assumed by the Company on August 30, 2013, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the properties, among other conditions. The sale and purchase agreement contains customary representations and warranties by the seller.

The description of the PPD Global Labs office building and lab facility located in Highland Heights, Kentucky set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Northern Rock Office Buildings

On September 4, 2013, following the completion of its due diligence review of two Northern Rock office buildings located in Sunderland, United Kingdom, the Company finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the properties on that same date. Pursuant to the terms of the sale and purchase agreement dated September 4, 2013, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the property, among other conditions. The sale and purchase agreement contains customary representations and warranties by the seller.

The description of the two Northern Rock office buildings located in Sunderland, United Kingdom set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Additionally, the description of the Loan (as defined below) with respect to the Northern Rock office buildings contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

PPD Global Labs Office Building and Lab Facility

On August 30, 2013, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interest in the PPD Global Labs office building and lab facility located in Highland Heights, Kentucky for a contract purchase price of $9.3 million, exclusive of closing costs. The seller, Stein Family, LLC, had no material relationship with the Company and the acquisition was not an affiliated transaction.

The properties contain 71,620 rentable square feet and are 100% leased to PPD Global Central Labs, LLC, a subsidiary of Pharmaceutical Product Development, LLC, one of the world’s leading contract research organizations. The original lease has a 20-year term which commenced in January 2005 and terminates in December 2024, with rent increases of 2.0% annually beginning January 2015. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight line rental income is $0.9 million.

Northern Rock Office Buildings

On September 4, 2013, the Company, through an indirect wholly owned subsidiary of its operating partnership, closed the acquisition of the leasehold interest in two office buildings located in Sunderland, United Kingdom for a contract purchase price of $16.3 million (based upon an exchange rate of $1.55 to £1.00, as of the date of acquisition), exclusive of closing costs. The seller, Northern Rock (Asset Management) plc, had no material relationship with the Company and the sale-leaseback acquisition was not an affiliated transaction.

The properties contain 85,351 rentable square feet in aggregate and are 100% leased to Northern Rock (Asset Management) plc, a nationalized asset management company that holds and services residential mortgages, unsecured loans and government loans. The original leases have 15-year terms which commenced in September 2013 and terminate in September 2028. Both leases have termination options after the 10th lease year. Rent is adjusted to the annually compounded Retail Price Index every five years with a minimum and maximum annually compounded increase of 2% and 4%, respectively. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight line rental income is $1.5 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Santander Loan

On September 4, 2013, the Company, through an indirect wholly owned subsidiary of its operating partnership, entered into a loan agreement (the “Loan”) with Santander UK plc in the amount of $8.2 million (based upon an exchange rate of $1.55 to £1.00, as of the date of the acquisition) with respect to the Northern Rock office buildings. The Loan provides for quarterly interest payments with all principal outstanding being due on the maturity date in September 2018. The Loan bears interest at 4.43% per annum. The interest rate will be fixed by an interest rate swap.

The Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the Loan and to accelerate the payment on any unpaid principal amount of the Loan.

Item 8.01. Other Events.

Pennsylvania Escrow Break

On August 29, 2013, the Company received in excess of $75.0 million in aggregate gross offering proceeds from all investors in its initial public offering of common stock. Accordingly, the Company is now accepting subscriptions from all states, including from residents of Pennsylvania.

Press Release Updates Investment Activity

On September 5, 2013, Company issued a press release indicating that it has assembled a $228.0 million portfolio of triple net properties to date, including $69.9 million of acquired properties, $79.4 million of acquisitions under executed purchase and sale agreements and approximately $78.7 million of acquisitions under executed letters of intent.

A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated September 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: September 5, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors